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                                                                       EXECUTION

                        CASH COLLATERAL PLEDGE AGREEMENT

     THIS CASH COLLATERAL PLEDGE AGREEMENT ("Agreement"), dated January 4, 2002, by and between The Renco Group, Inc. a New York corporation ("Pledgor"), with its chief executive office at 30 Rockefeller Plaza, New York, New York 10112, and Congress Financial Corporation, a Delaware corporation ("Pledgee"), having an office at 1133 Avenue of the Americas, New York, New York 10036.

                              W I T N E S S E T H:

     WHEREAS, Pledgee has entered into financing arrangements with The Doe Run Resources Corporation, a New York corporation ("Doe Run") and Fabricated Products, Inc., a Delaware corporation ("Fabricated", and together with Doe Run, individually, each a "Borrower" and collectively, "Borrowers") pursuant to which Pledgee has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 12, 1998, by and among Pledgee and Borrowers, as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated September 1, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of January 13, 1999, Amendment No. 3 to Loan and Security Agreement, dated as of February 1, 1999, Amendment No. 4 to Loan and Security Agreement, dated as of June 11, 1999, Amendment No. 5 to Loan and Security Agreement, dated January 26, 2001 and Amendment No. 6 to Loan and Security Agreement, dated of even date herewith (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, in order to induce Pledgee to continue to make loans and advances and provide other financial accommodations to Borrowers pursuant to the Loan Agreement and the other Financing Agreements, Pledgor has agreed to pledge and grant to Pledgee certain collateral security as set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

     1. GRANT OF SECURITY INTEREST AND PLEDGE

     As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Pledgor hereby irrevocably assigns, pledges, hypothecates, transfers and sets over to Pledgee, and grants to Pledgee a security interest in and right of setoff against (the "Collateral"): $5,000,000, which has been or shall be remitted by Pledgor to Pledgee as provided in Section 3 below on or about the date hereof and all interest which accrues on this $5,000,000 or any other dividends, distributions or other amounts payable in respect thereof during any period which the Pledgee holds such amount.

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     2. OBLIGATIONS SECURED

     The security interest, lien and other interests granted to Pledgee pursuant to this Agreement shall secure the prompt performance, observance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Pledgor and/or each Borrower to Pledgee, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, the Loan Agreement, or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Pledgor or any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Pledgee (all of the foregoing being collectively referred to herein as the "Obligations").

     3. DELIVERY AND POSSESSION OF COLLATERAL

     (a) Pledgor shall, on the effective date of Amendment No. 6 (as defined in the Loan Agreement), send or cause to be sent to Pledgee not less than $5,000,000 by federal funds wire transfer (or in the case of transfers from the same bank, intrabank transfers) to:

                     JPMorgan Chase Bank
                     New York, New York
                     ABA No. 021 000 021

                     For credit to:
                      Congress Financial Corporation
                     Account No. 322-001293
                     Re: The Doe Run Resources Corporation

     (b) The Collateral shall be held by Pledgee in an account designated by Pledgee for such purposes in its books and records and may be commingled with Pledgee's own funds.

     (c) Pledgor may request that Pledgee return the Collateral to Pledgor at any time after the Supplemental Loan Termination Date, and after receiving such request, Pledgee shall return the Collateral to Pledgor (subject to applicable law or order of any court or other governmental authority), so long as each of the following conditions is satisfied as determined by Pledgor all of the Obligations arising pursuant to or in connection with the Supplemental Loans (as defined in the Loan Agreement), including principal, interest, fees, costs, expenses and other charges in respect thereof (collectively, "Supplemental Loan Obligations") payable by any Borrower to Pledgee have been indefeasibly paid and satisfied in full in immediately available funds, as of

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the date of the return of the Collateral, Excess Availability shall be not less than $1,000,000 after giving effect to the return of the Collateral, for each of the ninety (90) consecutive days immediately prior to the date of the return of the Collateral, Excess Availability shall have been not less than $1,000,000, and as of the date of any such return and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing including, any of the Existing Defaults (as defined in the Loan Agreement). For purposes only of this Section 3(c), the Collateral shall be deemed to include only that portion of the $5,000,000 received by Pledgee pursuant to Section 3(a) above that is then in the possession of Pledgee and has not been applied to the Supplemental Loan Obligations together with the amount equal to three (3%) percent per annum less than the Prime Rate (as defined in the Loan Agreement) of such amount from the Business Day (as defined in the Loan Agreement) after the date of the receipt of such funds by Pledgee through and including the Business Day immediately prior to its return to Pledgor.

     (d) In the event that at any time after the return of any of the Collateral to Pledgor, any payment of, or proceeds of collateral applied to the payment of any of the Supplemental Loan Obligations is required to be surrendered or returned by Pledgee to any Person for any reason or any payment in respect of the Supplemental Loans has been made at such time that the conditions to such payment set forth in Amendment No. 6 (as defined in the Loan Agreement) were not satisfied, then the Supplemental Loan Obligations intended to be satisfied by such payment or proceeds (as the case may be) shall be reinstated and continue and Pledgor shall immediately return to Pledgee the Collateral in the amount of any such payment or proceeds. Pledgor shall be liable to pay to Pledgee, and does indemnify and hold Pledgee harmless for, all such amounts. This Section 3(d) shall remain effective notwithstanding any contrary action which may be taken by Pledgee in reliance upon such payment or proceeds. This Section 3(d) shall survive the termination of this Agreement.

     (e) In the event that at any time after the return of any of the Collateral to Pledgor, Pledgee determines that any of the conditions to such return set forth in Section 3(c) above or in any of the other Financing Agreements were not satisfied, Pledgee may, at its option, demand the return by Pledgor to Pledgee of the Collateral previously so returned by Pledgee to Pledgor and Pledgor shall in all respects be liable to Pledgee for the amount of such Collateral and reinstate the Supplemental Loans in accordance with the Loan Agreement and
Section 3(d) above. This Section 3(e) shall survive the termination or revocation of this Agreement.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS

     Pledgor hereby represents, warrants and covenants with and to Pledgee that (all of such representations, warranties and covenants being continuing in nature so long as any of the Obligations are outstanding):

     (a) The Collateral is directly, legally and beneficially owned by Pledgor free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description except for the pledge and security interest in favor of Pledgee.

     (b) The Collateral is not subject to any restrictions relative to the transfer thereof and Pledgor has the right to pledge, transfer and deliver and grant a security interest in and right of setoff against the Collateral free and clear of any claims, liens, encumbrances, restrictions or

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other interests. The Collateral is not subject to set off, counterclaim, defense, allowance or adjustment or to dispute, objection or complaint.

     (c) The Collateral is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Agreement.

     (d) Pledgor authorizes Pledgee to perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Collateral or its value or Pledgee's security interest therein and to pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so.

     (e) Pledgor shall not create, incur, assume or suffer to exist any security interest, pledge, lien, charge or other encumbrance or claim of any nature whatsoever on or with respect to any of the Collateral, except for the pledge and security interest of Pledgee and Pledgor shall not, assign, transfer, or otherwise dispose of any of the Collateral.

     (f) Pledgor shall pay all charges, assessments, costs and expenses of any nature relating to the Collateral.

     (g) Pledgor is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Pledgor or the rights of Pledgee hereunder or under any of the other Financing Agreements. The execution, delivery and performance of this Agreement are within the corporate powers of Pledgor, have been duly authorized and are not in contravention of law or the terms of the certificates of incorporation, by-laws, or other organizational documentation of Pledgor, or any indenture, agreement or undertaking to which Pledgor is a party or by which Pledgor or its property are bound. This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable in accordance with its terms.

     (h) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee in its discretion for the protection, preservation and maintenance of the Collateral and the enforcement of Pledgee's rights hereunder, including, without limitation, attorneys' fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in the Collateral or otherwise hereunder.

     (i) Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations,
(iii) any right of subrogation or interest in the Obligations or the Collateral,
(iv) any rights to notice of any kind or nature whatsoever, unless specifically

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required in this Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the Uniform Commercial Code. Pledgor agrees that the Collateral, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of the Pledgor, the pledge and security interests granted hereunder, or this Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the New York Uniform Commercial Code.

     5.   EVENTS OF DEFAULT

     All Obligations shall become immediately due and payable, without notice or demand, at the option of Pledgee, upon the occurrence of any Event of Default, as such term is defined in the Loan Agreement (each an "Event of Default" hereunder).

     6.   RIGHTS AND REMEDIES

     (a) At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee, whether provided under this Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee may, at its option without notice or demand upon or to Pledgor (all of which notices and demands are hereby expressly waived) at any time and from time to time appropriate, setoff or apply all or any part of the Collateral to the payment, in whole or in part, of the Obligations in such order and manner as Pledgee may determine.

     (b) Pledgor agrees that, at any time that an Event of Default exists or has occurred and is continuing, Pledgee need not attempt to collect any Obligations from a Borrower or any other person obligated on or in respect of the Obligations or to realize upon any collateral, but may set off against the Collateral and apply the Collateral to make immediate payment of the Obligations when due, whether by maturity, acceleration or otherwise, or at any time thereafter.

     (c) All of the Pledgee's rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Agreement, the Loan Agreement and the other Financing Agreements, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

     7.   WAIVERS AND CONSENTS

     (a) Notice of acceptance of this Agreement, the making of loans and advances and providing other financial accommodations to a Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices (other than notice of the application of the Collateral to the Obligations) to which Borrowers or Pledgor is entitled are hereby waived by Pledgor. Pledgor also waives notice of and hereby consents to, any amendment, modification, supplement, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Obligations, the interest rate, fees, other charges, or any collateral shall apply to the Loan Agreement and the

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other Financing Agreements and the Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Pledgee for the obligations of Borrowers or any other party at any time liable on or in respect of the Obligations or who is the owner of any property which is security for the Obligations (individually, an "Obligor" and collectively, the "Obligors"), the exercise of, or refraining from the exercise of any rights against Borrowers or any other Obligor or any collateral, the settlement, compromise or release of, or the waiver of any default with respect to, any of the Obligations and any Obligations incurred, or grant of security interest to secure Obligations, under Section 364 of the United States Bankruptcy Code or in connection with the use of cash collateral by any Borrower under Section 363 of the United States Bankruptcy Code. Pledgor agrees that the amount of the Obligations shall not be diminished and the liability of Pledgor hereunder shall not be otherwise impaired or affected by any of the foregoing.

     (b) No invalidity, irregularity or unenforceability of all or any part of the Obligations shall affect, impair or be a defense to the rights of Pledgee hereunder, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of any Borrower in respect of any of the Obligations, or Pledgor in respect of this Agreement, affect, impair or be a defense to the rights of Pledgee hereunder. Without limitation of the foregoing, the liability of Pledgor hereunder shall not be discharged or impaired in any respect by reason of any failure by Pledgee to perfect or continue perfection of any lien or security interest in any collateral or any delay by Pledgee in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute, the Collateral shall secure the same even if a Borrower's liability for such amounts does not, or ceases to, exist by operation of law. Pledgor acknowledges that Pledgee have not made any representations to Pledgor with respect to Borrowers, any other Obligor or otherwise in connection with the execution and delivery by Pledgor of this Agreement and Pledgor is not in any respect relying upon Pledgee or any statements by Pledgee in connection with this Agreement.

     (c) Unless and until Pledgee shall have received final payment and satisfaction in full of all of the Obligations and the financing arrangements of Borrowers with Pledgee have been terminated, (i) Pledgor hereby irrevocably and unconditionally defers all statutory, contractual, common law, equitable and all other claims against Borrowers, any collateral for the Obligations or other assets of Borrowers or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Pledgee by Pledgor hereunder and (ii) Pledgor shall not seek payment of any claims described in clause (i) of this Section 7(c) or take any action to collect any such payments and any such payments which may be received by Pledgor shall be promptly delivered to Pledgee. Notwithstanding anything to the contrary in the previous sentence, Pledgor shall be permitted to file a proof of claim or other proof of debt in the form required in connection with any dissolution, winding-up, liquidation or reorganization of a Borrower in any bankruptcy, insolvency or receivership proceedings with respect to a Borrower.

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     (d)  The books and records of Pledgee showing the account between Pledgee and Borrowers shall be admissible in evidence in any action or proceeding against or involving Pledgor as PRIMA FACIE proof of the items therein set forth, and the monthly statements of Pledgee rendered to Borrowers, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrowers, shall be deemed conclusively correct and constitute an account stated between Pledgee and Borrowers and be binding on Pledgor.

     (e) If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Obligations, Pledgee is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and the rights of Pledgee with respect to the Collateral hereunder and otherwise under this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Pledgee. Pledgor shall be liable to pay to Pledgee, and does indemnify and hold Pledgee harmless for the amount of any payments or proceeds surrendered or returned in accordance with the terms of this Agreement. This clause (e) shall remain effective notwithstanding any contrary action which may be taken by Pledgee in reliance upon such payment or proceeds. This clause (e) shall survive the termination or revocation of this Agreement.

     8.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York without regard to principals of conflicts of law, or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

     (b) Pledgor and Pledgee irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Pledgor and Pledgee in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Pledgor or its property).

     (c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days

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after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

     (d) PLEDGOR AND PLEDGEE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NO EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR AND PLEDGEE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND PLEDGEE TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) Pledgee shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

     9.   MISCELLANEOUS

     (a) Beyond the exercise of reasonable care to assure the safe custody of the Collateral, Pledgee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor or the application of all or any portion of it to the Obligations.

     (b) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following

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addresses (or to such other address as any party may designate by notice in accordance with this Section):

                If to Pledgor:    The Renco Group, Inc.
                                  30 Rockefeller Plaza, Inc.
                                  New York, New York 10112
                                  Attention: Mr. Roger L. Fay

                If to Pledgee:    Congress Financial Corporation
                                  1133 Avenue of the Americas
                                  New York, New York 10036
                                  Attention: Portfolio Manager

     (c) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the term "Pledgor" wherever used herein shall mean Pledgor and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Pledgor or any of its assets or Pledgor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Pledgee" wherever used herein shall mean such person and its successors and assigns and all references to the term "Borrowers" wherever used herein shall mean Borrowers and each of their respective successors and assigns (including, without limitation, any receiver, trustee or custodian for any Borrower or any of its assets or any Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to any other person herein shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. All references to the term "Person" or "person" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     (d) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.

     (e) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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     (f)  Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgor and Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

     IN WITNESS WHEREOF, Pledgor and Pledgee have executed and delivered this Agreement as of the day and year first above written.

                                  THE RENCO GROUP, INC.

                                  By:
                                     -----------------------------------

                                  Title:
                                        --------------------------------

                                  CONGRESS FINANCIAL CORPORATION

                                  By:
                                     -----------------------------------

                                  Title:
                                        --------------------------------